Exhibit 5.1

March 4, 2024

Quanterix Corporation

900 Middlesex Turnpike

Billerica, MA 01821

Ladies and Gentlemen:

We have acted as counsel to Quanterix Corporation, a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), of 1,898,644 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of 1,518,915 shares of Common Stock (the “Incentive Plan Shares”) issuable under the Company’s 2017 Employee, Director and Consultant Equity Incentive Plan (the “Incentive Plan”) and 379,729 shares of Common Stock (the “ESPP Shares” and, together with the Incentive Plan Shares, the “Shares”) issuable under the Company’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”), pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on the date hereof (such registration statement is referred to herein as the “Registration Statement”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that the Incentive Plan Shares and the ESPP Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Incentive Plan and the 2017 ESPP, respectively, and any individual agreements relating to such Shares, the Shares will be validly issued, fully paid and non-assessable.

We are members of the bar of the District of Columbia. We do not express any opinion herein on any laws other than the General Corporation Law of the State of Delaware and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Covington & Burling LLP